As filed with the Securities and Exchange Commission on January 29, 2016
Registration Statement No. 333-[___]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHIMERA INVESTMENT CORPORATION
(Exact Name of Registrant as Specified in its Governing Instruments)

Maryland	26-0630461
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Madison Avenue
32nd Floor
New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Amended and Restated 2007 Equity Incentive Plan
(Full Title of the Plan)

520 Madison Avenue
32nd Floor
New York, New York 10022
(212) 626-2300
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
____________
Phillip J. Kardis II
Chief Legal Officer and Corporate Secretary
Chimera Investment Corporation
520 Madison Avenue, 32nd Floor
New York, New York 10022
(Name and Address of Agent for Service)

(212) 626-2300
(Telephone Number, including Area Code, of Agent for Service)
Copies to:

Robert K. Smith
K&L Gates LLP
1601 K Street, N.W.
Washington, DC 20006
(202) 778-9376

CALCULATION OF REGISTRATION FEE

			Proposed maximum	Amount of
Title of securities	Amount to be	Proposed maximum	aggregate	registration
to be registered	registered	offering price per share	offering price	fee
Common Stock, par value $0.01 per share(1)	7,408,722	$11.81(2)	$87,497,006.82	$8,810.95
shares

(1) This Registration Statement registers an additional 7,408,722 shares of common stock of Chimera Investment Corporation (the “Registrant”) issuable pursuant to the Registrant’s Amended and Restated 2007 Equity Incentive Plan, as amended and restated effective December 10, 2015 (the “2007 Plan”). This Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under the 2007 Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Registrant’s common stock reported on the NYSE on January 25, 2016.

ii

Table of Contents

EXPLANATORY STATEMENT	2
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT	2
Item 3. Incorporation of Documents by Reference	2
Item 8. Exhibits	3

1

EXPLANATORY STATEMENT

Chimera Investment Corporation (the “Registrant”) has filed this Registration Statement on Form S-8 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of an additional 7,408,722 shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Registrant’s Amended and Restated 2007 Equity Incentive Plan, as amended and restated effective December 10, 2015 (the “2007 Plan”).

On November 30, 2007, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-8 (File No. 333-147747) (the “2007 Registration Statement”) to register the offer and sale of 2,956,393 shares of Common Stock pursuant to the 2007 Plan. On May 26, 2015, pursuant to Rule 416(b) of the Securities Act and related interpretations of the staff of the SEC, the Registrant filed with the SEC a Post-Effective Amendment No. 1 to the 2007 Registration Statement (File No. 333-147747) (the “2015 Amendment”) to proportionately reduce the number of shares of Common Stock covered by the 2007 Registration Statement to 591,278 shares of Common Stock because the Registrant completed a one-for-five reverse stock split of the Common Stock on April 6, 2015. The 2015 Amendment continues to be effective and, as of the date hereof, covers the offer and sale of 23,826 shares of Common Stock that remain available for issuance by the Registrant. Upon the filing of this Registration Statement, the Registrant will have an aggregate of 7,432,548 shares of Common Stock under the 2007 Plan available for issuance.

The 2007 Registration Statement and the 2015 Amendment are collectively referred to herein as the “Earlier Registration Statement.” Pursuant to General Instruction E to Form S-8, Part I and Items 4, 5, 6, 7 and 9 of Part II of the Earlier Registration Statement are incorporated into this Registration Statement by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 2, 2015.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed on May 11, 2015.

(c) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 filed on August 7, 2015.

(d) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 filed on November 5, 2015.

(e) The Registrant’s Current Reports on Forms 8-K filed on April 6, 2015, May 21, 2015, August 5, 2015, September 25, 2015, October 23, 2015, December 11, 2015 and January 21, 2016.

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(f) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on November 5, 2007, and all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

See the attached Exhibit Index, which is incorporated herein by reference.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 29, 2016.

CHIMERA INVESTMENT CORPORATION

By:	/s/ Matthew Lambiase
Matthew Lambiase
President and Chief Executive Officer

Each person whose signature appears below hereby authorizes Matthew Lambiase and Robert Colligan, and each of them, as attorney-in-fact and agents, each with full power of substitution and resubstitution, to sign on his or her behalf, individually and in each capacity stated below, any amendment, including post-effective amendments, to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date
/s/ Matthew Lambiase	Chief Executive Officer,	January 29, 2016
Matthew Lambiase	President and Director (Principal
Executive Officer)

/s/ Robert Colligan	Chief Financial Officer (Principal	January 29, 2016
Robert Colligan	Financial and Accounting
Officer)

/s/ Paul Donlin	Director	January 29, 2016
Paul Donlin

/s/ Mark Abrams	Director	January 29, 2016
Mark Abrams

/s/ Paul Keenan	Director	January 29, 2016
Paul Keenan

/s/ Gerard Creagh	Director	January 29, 2016
Gerard Creagh

/s/ Dennis Mahoney	Director	January 29, 2016
Dennis Mahoney

/s/ John P. Reilly	Director	January 29, 2016
John P. Reilly

EXHIBIT INDEX

Exhibit	Exhibit Description
Number
5.1	Opinion of K&L Gates LLP (including consent of such firm)*

23.1	Consent of Ernst & Young LLP*

23.2	Consent of K&L Gates LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this registration statement)

* filed herewith